EXHIBIT 17
                                                                      ----------
                           NOLAN ACQUISITION PARTNERS
                          125 E. JOHN CARPENTER FREEWAY
                               IRVING, TEXAS 75062

                                December 29, 1999


AeroEquity, Inc.
c/o Brian H. Rowe
7414 Hodgson Memorial Drive
Savannah, Georgia  31411


Dear Brian:

         Reference is made to that letter agreement, dated as of March 11, 1999, between Nolan Acquisition Partners and AeroEquity, Inc., regarding our respective interests as stockholders of Aviall, Inc. (the "Letter Agreement").

         Pursuant to Paragraph 8 of the Letter Agreement, this letter shall serve as a notice of termination of the Letter Agreement as provided therein, to be effective as of December 29, 1999.



                             Very truly yours,

                             NOLAN ACQUISITION PARTNERS

                             By: Nolan Acquisition Group, L.P.,
                                 its Managing General Partner

                             By: Kincaid Capital Group,
                                 a Texas Corporation,
                                 its General Partner


                             By: /s/  Thomas R. Kincaid
                                 ----------------------------------------
                                 Thomas R. Kincaid
                                 President



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